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                                                                     EXHIBIT 2.4

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE SOUTHERN DISTRICT OF FLORIDA

                                                       -------------------------
                                                             FILED BY D.C.

                                                              MAR 23 1999

                                                             CARLOS JUENKE
                                                          CLERK U.S. DIST. CT.
                                                         S.D. OF FLA. - W.P.B.
                                                       -------------------------

                                                     Case No. 98-8030-CIV-Hurley

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LEONARD ROSENBLUM, J/B INVESTMENT PARTNERS, SMALL and REBECCA BARMACK, PARTNERS,
BARBARA HALL, HENRY R. GRAHAM, ANNE R. GRAHAM, MARGO CORTELL, PATRICK M. RHODES, BERNICE M. HUELS, GARRETT N. VOIGHT, CLAIRE E. FULCHER, MARCELLA LEVY, RICHARD HODGSON, CITY PARTNERSHIPS, HELMAN PARSONS AND CLEVA PARSONS, on behalf of themselves and all others similarly situated and derivatively on behalf of the Nominal Defendants,

                                   Plaintiffs,

v.

EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, EQUIS CORPORATION, a Massachusetts Corporation, GDE ACQUISITION LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AFG LEASING INCORPORATED, a Massachusetts Corporation, AFG LEASING IV INCORPORATED, a Massachusetts Corporation, AFG LEASING VI INCORPORATED, a Massachusetts Corporation, AFG AIRCRAFT MANAGEMENT CORPORATION, a Massachusetts Corporation, AFG ASIT CORPORATION, a Massachusetts Corporation, AF/AIP PROGRAMS LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, GARY D. ENGLE and GEOFFREY A. MACDONALD,

                                   Defendants,

AIRFUND I INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AIRFUND II INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 4 LIMITED PARTNERSHIP, a Massachusetts Limited partnership, AMERICAN INCOME 5 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 6 LIMITED PARTNERSHIP, a Massachusetts Limited partnership, AMERICAN INCOME 7 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 8 LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-A LIMITED

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PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-B
LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS III-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-B, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-C, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-D, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-E, a Massachusetts Limited Partnership, AFG INVESTMENT TRUST A, a
Delaware business trust, AFG INVESTMENT TRUST B, a Delaware business trust, AFG INVESTMENT TRUST C, a Delaware business trust, and AFG INVESTMENT TRUST D, a Delaware business trust,

                               Nominal Defendants.

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               MODIFIED ORDER PRELIMINARILY APPROVING SETTLEMENT,
             CONDITIONALLY CERTIFYING SETTLEMENT CLASS AND PROVIDING FOR NOTICE OF, AND HEARING ON, THE PROPOSED SETTLEMENT

      WHEREAS, by Order dated August 20, 1998 (the "August 20, 1998 Order"), this Court issued an order in the above captioned action (the "Action") preliminarily approving the Settlement, conditionally certifying the settlement class and providing for notice of,


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and hearing on the proposed settlement, and the parties to the Action have now agreed to amend the Stipulation of Settlement ("Amended Stipulation), this Court having read and considered the Amended Stipulation and the exhibits annexed thereto;

      NOW, THEREFORE, IT IS HEREBY ORDERED THAT THE COURT MODIFIES THE ORDER INSOFAR AS SET FORTH BELOW:

      1. A hearing (the "First Hearing") shall be held before this Court on Friday, May 21st, 1999, at 701 Clematis Street, West Palm Beach, Florida, 4:00 p.m. in Courtroom 5, to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Amended Stipulation, with respect to the RSL and Trust Sub-Classes, is fair, reasonable and adequate and should be finally approved by the Court; whether a final judgment as provided in the Amended Stipulation should be entered herein with respect to the claims brought by the RSL and Trust Sub-Classes; and whether Class Counsel's application(s) for attorneys' fees, awards to the Class Plaintiffs and the reimbursement of out-of-pocket expenses should be granted. The Court may continue the Hearing without further notice to Class Members.

      2. A second hearing (the "Second Hearing") shall be held before this Court on July 30th, 1999, at 701 Clematis Street, West Palm Beach, Florida, at 4:00 p.m. in Courtroom 5, to determine whether the proposed Settlement of the Action on the terms and conditions provided for in the Amended Stipulation, with respect to the Operating Partnership Sub-Class, including the issuance and exchange of the securities in the Exchange, is fair, reasonable and adequate and should be finally approved by the Court; whether a final judgment as provided in the Amended Stipulation should be entered herein with respect to the claims brought by the Operating Partnership Sub-Class; and whether Class Counsel's application(s) for attorneys' fees, awards to the Class Plaintiffs and the


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reimbursement of out-of-pocket expenses should be granted. The Court may continue the Hearing without further notice to Class Members.

      3. The Court approves, as to form and content, the Notices of Class Action Determination, Proposed Settlement and Fairness Hearing (the "Notices"), and finds that the mailing of the Notices substantially in the manner and form set forth in paragraph 4 of this Order meets the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Constitution of the United States and any other applicable law, is the best notice practicable under the circumstances, and constitutes due and sufficient notice to all persons entitled thereto.

      4. (a) Upon entry of this Order, Defendants' Counsel shall direct the General Partners and Managing Trustee to send copies of the Notice - RSL and Trust Sub-Classes by U.S. mail, postage prepaid, to the RSL and Trust Sub-Class members at their last known address as appearing in the records maintained by the Partnerships and Trusts. The terms of the Notice - RSL and Trust Sub-Class shall be substantially in the form of Exhibit A hereto.

            (b) Within five (5) days following review by the SEC of the Consent Solicitation Statement (said 5th day being referred to hereafter as the "Notice Date"), the Defendants shall cause a copy of the Notice, substantially in the form annexed as Exhibit B, and the Consent Solicitation Statement, to be mailed to all Operating Partnership Sub-Class Members at their last known address as appearing in the records maintained by the Partnerships;

            (c) At or prior to the Hearings, Defendants' counsel shall serve and file with the Court proof, by affidavit or declaration, of such mailing to the appropriate Sub-Classes; and


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            (d) All reasonable costs incurred in identifying and notifying Class
Members shall be paid as set forth in the Amended Stipulation. In the event that the Settlement is not approved by the Court, or otherwise fails to become effective, Defendants shall not have any recourse against the Plaintiffs, Class Counsel or the Claims Administrator for such costs and expenses which have been incurred or advanced pursuant to the Amended Stipulation or Amended Court Order.

      7. Persons who may exclude themselves from the Class and who wish to do so, must do so in accordance with the instructions contained in the Notices.

      8. Class Members may enter an appearance in the Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Class Counsel.

      9. Pending final determination of whether the Settlement should be approved, neither the Class Plaintiffs nor any Class Member, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Defendants or the Released Parties, any action or proceeding in any court or tribunal asserting any of the Settled Claims.

      10. Pending final determination of whether the Settlement should be approved, the Class Plaintiffs and all other Class Members are barred and permanently enjoined from (i) transferring, selling, assigning, giving, pledging, hypothesizing or otherwise disposing of any Units of the Operating Partnerships to any person other than a family member or in cases of divorce, incapacity or death of the Unitholder; (ii) granting a proxy to object to the Exchange; or (iii) commencing a tender offer for the Units. In addition, pending final determination of whether the Settlement should be approved, the General Partners of the Operating Partnerships are enjoined from (i) recording any transfers made


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in violation of the Order and (ii) providing the list of investors in any
Operating Partnership to any person for the purpose of conducting a tender offer.

      11. In addition, effective March 19, 1999, the Operating Partnerships may collectively invest up to forty percent (40%), to be increased only upon agreement of the parties, of the total aggregate net asset values of all Operating Partnerships, in any investment, including, but not limited to additional equipment and other business activities, that the General Partner and the Manager reasonably believe to be consistent with the operating objectives and business interests of Newco after the Exchange (the "New Investments"), subject to the following limitations:

            a. Under no circumstances may the Operating Partnership reduce its cash balance to an amount less than the amount required to pay the Operating Partnership's share of the $10 Million Cash Distribution provided for herein, plus such additional amount as the General Partner reasonably believes to be necessary to meet working capital and other cash reserve requirements of the Operating Partnership.

            b. To the extent that New Investments are made in additional equipment, the Manager will (i) defer, until the earlier of the effective date of the Exchange or December 31, 1999, any Acquisition Fees resulting therefrom and (ii) limit its Management Fee on all such assets to 2% of rental income. In the event the Exchange is consummated, all such Acquisition and Management Fees related to the New Investments will be paid to Newco.


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            c.    To the extent that New Investments are not represented by
                  equipment (ie: business acquisitions), the Manager will forego any Acquisition Fees and Management Fees related to such assets.

            d. Except for permitting New Investments, or as otherwise provided for herein, all other provisions of the Partnership Agreements governing the investment objectives and policies of the Partnership shall remain in full force and effect.

            e. In the event that an Operating Partnership has acquired New Investments pursuant to Section 4.1(i)(a) through (d) above, and is not a party to the Exchange, Newco shall acquire all such New Investments from such Operating Partnership for an amount equal to the Operating Partnership's net equity investment in such New Investments plus an annualized return thereon of 7.5%.

            f. In the event that an Operating Partnership has acquired New Investments pursuant to Section 4.1(i)(a) through (d) above, and the Exchange is not consummated, the General Partner(s) shall (i) use its (their) best efforts to divest all such New Investments in an orderly and timely fashion, and (ii) cancel or return to each Operating Partnership any accumulated or deferred fees on such New Investments.

      12. Any Member of the Settlement Class -- i.e., any member of the Class who has not requested exclusion in the manner provided above -- may appear at the Settlement


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Hearings and object to (a) the approval of the proposed Settlement of the Action as fair, reasonable and adequate, (b) the entrance of a final judgment, and/or
(c) the application(s) for attorneys' fees and expenses; provided, however, that no Class Member or any other person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the judgment to be entered thereto approving the same, or the attorneys' fees and expenses to Class Counsel, unless on or before fourteen (14) days prior to the First or Second Hearing, that person has served, by hand or by first-class mail, written objections and copies of any papers and briefs desired to be considered by the Court, together with proof of membership in the Settlement Class, upon both Plaintiffs' Lead Counsel: Andrew D. Friedman, Esq., Wechsler Harwood Halebian & Feffer, LLP, 488 Madison Avenue, New York, N.Y. 10022; and Defendants' Counsel: Deborah L. Thaxter, P.C., Peabody & Brown, 101 Federal Street, Boston, Massachusetts 02110, and filed said objections, papers and briefs with the Clerk of the United States District Court for the Southern District of Florida. Any Member of the Settlement Class who does not make his or her objection in the manner provided herein shall be deemed to have waived such objection, including the right to appeal, and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement as incorporated in the Amended Stipulation and the award of attorneys' fees and expenses to Class Counsel, unless otherwise ordered by the Court.

      13. The Court reserves the right to continue the date of the First or Second Hearing and any continuation thereof without further notice to the members of the Settlement Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.


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      Case No. 98-8030-CIV
      Rosenblum v. Equis Financial

      DONE and SIGNED in Chambers at West Palm Beach, Florida, this 22nd day of March, 1999.


                                     /s/ Daniel T.K. Hurley
                                     ----------------------------------------
                                     Daniel T.K. Hurley
                                     United States District Judge


Copies To All Counsel Of Record: See attached List

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                                                     Case No. 98-8030-CIV-HURLEY

                                  SERVICE LIST:

PEABODY & BROWN                             RICHMAN GREER WEIL BRUMBAUGH
Deborah L. Thaxter, P.C.                    MIRABITO & CHRISTENSEN, P.A.
Gregory P. Deschenes                        Co-Counsel for Defendants
101 Federal Street                          Phillips Point East Tower
Boston, MA 02110-1832                       777 South Flagler Drive, Suite 1100
(617) 345-1000                              West Palm Beach, Florida 33401
                                            Telephone:  (561) 803-3500
WECHSLER HARWOOD HALEBIAN &                 Facsimile:  (561) 820-1608
FEFFER, LLP
Andrew D. Friedman
488 Madison Avenue, 8th Floor
New York, NY 10022
(212) 935-7400

LAW OFFICE OF VINCENT T. GRESHAM
Vincent T. Gresham
6065 Roswell Road, Suite 1445
Atlanta, GA 30328
(770) 552-5270

GILMAN AND PASTOR
Peter A. Lagorio
One Boston Place
Boston, MA 02108-4400
(617) 589-3750

BENJAMIN S. SCHWARTZ, CHARTERED
Benjamin S. Schwartz
4600 Olympic Way
Evergreen, CO 80439
(303) 670-5941

LAW OFFICES OF LIONEL Z. GLANCY
Lionel Z. Glancy
1801 Avenue of the Stars, Suite 306
Los Angeles, CA 90067
(310) 201-9150

LERNER & PEARCE
Allan Lerner
2888 East Oakland Park Boulevard
Fort Lauderdale, FL 33306
(954) 563-8111

LAW OFFICES OF JAMES V. BASHIAN
500 Fifth Avenue, Suite 2700
New York, NY 10110

THOMAS A. HOADLEY, P.A.
310 Australian Avenue
Palm Beach, FL 33480
(561) 792-9006

GOODKIND, LABATAN,
RUDOFF & SUCHAROW, LLP
Lynda J. Grant
Robert N. Cappucci
100 Park Avenue
New York, NY 10017
(212) 907-0700

LASKY & RIFKIND, LTD.
Leigh Lasky
30 North LaSalle Street, Suite 2140
Chicago, IL 60602
(312) 759-7670

HAROLD B. OBSTFELD, P.C.
Harold B. Obstfeld
260 Madison Avenue
New York, NY 10116
(212) 696-1212

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